UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 13, 2014
Date of Report
(Date of earliest event reported)

SOTHEBY’S

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9750 (Commission File Number)	38-2478409 (IRS Employer Identification No.)

1334 York Avenue
New York, NY 10021
(Address of principal executive offices)

(212) 606-7000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 31, 2009, Sotheby's and certain of its wholly-owned subsidiaries entered into a credit agreement (the “Credit Agreement”) with an international syndicate of lenders led by GE Capital, Corporate Finance. Subsequent to August 31, 2009, the Credit Agreement was amended on several occasions, including an amendment in December 2012, which extended the maturity date to December 19, 2017 and increased the borrowing capacity to $300 million, and an amendment in June 2013, which increased the maximum permissible amount of net outstanding auction guarantees (i.e., auction guarantees less the impact of related risk and reward sharing arrangements) from $100 million to $300 million.

On February 13, 2014, Sotheby’s refinanced the Credit Agreement and entered into separate dedicated revolving credit facilities for the Agency segment (the “Agency Credit Agreement”) and the Finance segment (the “Finance Credit Agreement”) (collectively, the “New Credit Agreements”) among Sotheby’s, certain of its wholly-owned subsidiaries party thereto, General Electric Capital Corporation, as administrative agent and collateral agent, and an international syndicate of lenders party thereto. Borrowings under the New Credit Agreements are available in U.S. Dollars, Pounds Sterling, Euros, or Hong Kong Dollars.

The Agency Credit Agreement establishes an asset-based revolving credit facility in an aggregate principal amount not to exceed $150 million, subject to a borrowing base, the proceeds of which may be used for the working capital and other general corporate needs of the Agency segment, as well as for Principal segment inventory investments.  The Finance Credit Agreement establishes an asset-based revolving credit facility in an aggregate principal amount not to exceed $450 million, the proceeds of which may be used for the working capital and other general corporate needs of the Finance segment, including the funding of client loans. From the date of the New Credit Agreements until August 13, 2018, Sotheby’s may request to increase the combined borrowing capacity under the New Credit Agreements by an amount not to exceed $100 million in the aggregate.

The following summary does not purport to be a complete summary of the New Credit Agreements and is qualified in its entirety by reference to the New Credit Agreements, a copy of each of which is filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein. Capitalized terms used, but not defined, in this Form 8-K have the meanings set forth in the applicable New Credit Agreements.

The New Credit Agreements, among other things:

•	Increase Sotheby’s aggregate borrowing capacity from $300 million under the Credit Agreement to $600 million under the New Credit Agreements.

•
Increase the sub-limit for borrowings in the U.K. and Hong Kong from $100 million under the Credit Agreement to $200 million under the New Credit Agreements (with up to $150 million available for foreign borrowings under the Finance Credit Agreement and up to $50 million available for foreign borrowings under the Agency Credit Agreement).

•
Have a maximum borrowing availability subject to a borrowing base (as defined in each of the New Credit Agreements, as applicable). The borrowing base under the Finance Credit Agreement is determined by a calculation that is primarily based upon a percentage of the carrying values of certain loans in the Finance segment loan portfolio and consolidated net tangible assets. The borrowing base under the Agency Credit Agreement is determined by a calculation that is primarily based upon a percentage of the carrying values of certain auction guarantee advances, a percentage of the carrying value of art inventory, consolidated net tangible assets, and a percentage of the carrying value of certain extended payment term receivables arising from auction or private sale transactions.

•	Provides that up to $30 million of the aggregate borrowing capacity of the New Credit Agreements may be used to issue letters of credit.

•	Have a maturity date of February 13, 2019.

•
Reduce the interest rate margins for borrowings and commitment fees for undrawn amounts compared to the Credit Agreement. Such interest rates and commitment fees shall be determined by reference to the usage under the New Credit Agreements.

The Domestic Borrowers are jointly and severally liable for all obligations under the New Credit Agreements and, subject to certain limitations, the U.K. Borrowers and Sotheby's Hong Kong, are jointly and severally liable for all obligations of the Foreign Borrowers under the New Credit Agreements. In addition, certain subsidiaries of the Borrowers guarantee the obligations of the Borrowers under the New Credit Agreements. Sotheby's obligations under the New Credit Agreements are secured by liens on all or substantially all of the personal property of the Borrowers and the Guarantors.

The New Credit Agreements contain certain customary affirmative and negative covenants including, but not limited to, limitations on capital expenditures, a $300 million limitation on net outstanding auction guarantees (i.e., auction guarantees less the impact of related risk and reward sharing arrangements) and limitations on the use of proceeds from borrowings under the New Credit Agreements. However, the New Credit Agreements do not limit dividend payments and common stock repurchases, provided that, both before and after giving effect thereto: (i) there are no Events of Default, (ii) the Aggregate Borrowing Availability equals or exceeds $75 million, and (iii) the Liquidity Amount equals or exceeds $150 million. The New Credit Agreements also contain certain financial covenants, which are only applicable during certain defined compliance periods.

Sotheby’s incurred approximately $3 million in fees related to the New Credit Agreements, which will be amortized on a straight-line basis to interest expense over the extended term of the New Credit Agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated as of February 13, 2014, among Sotheby’s, a Delaware corporation, Sotheby’s, Inc., Oatshare Limited, Sotheby’s, a company registered in England and Sotheby’s Hong Kong Limited, as Borrowers, the other Credit Parties signatory thereto, the Lenders signatory thereto, General Electric Capital Corporation, as Administrative Agent, Collateral Agent and a Lender and GE Capital Markets, Inc., J.P. Morgan Securities LLC and HSBC Bank PLC, as Joint Lead Arrangers and Joint Bookrunners

10.2	Credit Agreement, dated as of February 13, 2014, among Sotheby’s Financial Services, Inc.,

Sotheby’s Financial Services California, Inc., Sotheby’s, Inc., Oberon, Inc., Sotheby’s Ventures, LLC, Sotheby’s Financial Services Limited, Sotheby’s, a company registered in England and Sotheby’s Hong Kong Limited, as Borrowers, the other Credit Parties signatory thereto, the Lenders signatory thereto , General Electric Capital Corporation, as Administrative Agent, Collateral Agent and a Lender and GE Capital Markets, Inc., J.P. Morgan Securities LLC and HSBC Bank PLC, as Joint Lead Arrangers and Joint Bookrunners

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2014	SOTHEBY’S

	By:	/s/ Kevin M. Delaney
		Name:	Kevin M. Delaney
		Title:	Senior Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX
TO
FORM 8-K CURRENT REPORT

Exhibit No.	Description
10.1
Credit Agreement, dated as of February 13, 2014, among Sotheby’s, a Delaware corporation, Sotheby’s, Inc., Oatshare Limited, Sotheby’s, a company registered in England and Sotheby’s Hong Kong Limited, as Borrowers, the other Credit Parties signatory thereto, the Lenders signatory thereto, General Electric Capital Corporation, as Administrative Agent, Collateral Agent and a Lender and GE Capital Markets, Inc., J.P. Morgan Securities LLC and HSBC Bank PLC, as Joint Lead Arrangers and Joint Bookrunners

10.2
Credit Agreement, dated as of February 13, 2014, among Sotheby’s Financial Services, Inc., Sotheby’s Financial Services California, Inc., Sotheby’s, Inc., Oberon, Inc., Sotheby’s Ventures, LLC, Sotheby’s Financial Services Limited, Sotheby’s, a company registered in England and Sotheby’s Hong Kong Limited, as Borrowers, the other Credit Parties signatory thereto, the Lenders signatory thereto , General Electric Capital Corporation, as Administrative Agent, Collateral Agent and a Lender and GE Capital Markets, Inc., J.P. Morgan Securities LLC and HSBC Bank PLC, as Joint Lead Arrangers and Joint Bookrunners